Exhibit 99.1

CONTACTS:	Christopher M. Zimmer	June Filingeri
	President and	President
	Chief Executive Officer	Comm-Partners LLC
	(412) 257-7604	(203) 972-0186

Universal Stainless Reports Record Sales and Net Income in Third Quarter of 2024

■	Q3 2024 Net Sales are a record $87.3 million; Aerospace sales top $200 million YTD
■	Q3 2024 Net Income increased to record $11.1 million, or $1.11 per diluted share
■	Gross Margin remained strong at 25.2% of sales

BRIDGEVILLE, PA, October 30, 2024 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported record net sales of $87.3 million for the third quarter of 2024, an increase of 5% from the second quarter of 2024, and up 22% from the third quarter of 2023. Year-to-date net sales of $247.6 million were up 20% from the same period in 2023.

Third quarter premium alloy sales were a record $23.7 million, or 27.1% of sales, up 14% from the 2024 second quarter and up 44% from the third quarter of 2023. Year-to-date premium alloy sales increased 37% to $64.5 million, or 26.0% of sales.

Aerospace is the Company's largest market for premium alloy products. Third quarter aerospace sales reached a record $71.4 million, or 81.8% of sales, an increase of 4% from the second quarter of 2024, and up 32% from the third quarter of 2023. Year-to-date aerospace sales rose 30% compared to the same period in 2023 to $200.2 million, or 80.8% of sales.

Profitability remained strong in the third quarter of 2024 with gross margin rising sequentially to $22.0 million, or 25.2% of sales. That compares with a $21.0 million, or 25.4% of sales, in the 2024 second quarter, and $10.9 million, or 15.2% of sales, in the third quarter of 2023.

Third quarter 2024 operating income was $13.0 million, an increase from the 2024 second quarter and nearly triple the third quarter of 2023.

Third quarter net income increased to a record $11.1 million, or $1.11 per diluted share, from $8.9 million, or $0.90 per diluted share, in the 2024 second quarter, and $1.9 million, or $0.20 per diluted share, in the 2023 third quarter. Year-to-date net income reached $24.1 million, or $2.45 per diluted share.

The third quarter included approximately $0.6 million of costs within selling, general and administrative expenses related to the previously announced pending transaction with Aperam, and a net $2.2 million pre-tax gain associated with the milestone reached under the Company’s New Markets Tax Credit investment. The net impact of these nonrecurring items on EBITDA and pretax income was approximately $1.7 million. After tax, the impact on net income was approximately $1.4 million, or $0.14 per diluted share.

Adjusted EBITDA increased to $19.3 million, or 22.1% of sales, in the 2024 third quarter, from $18.5 million, or 22.3% of sales, in the 2024 second quarter, and was double the $9.3 million, or 13.1% of sales, reported in the third quarter of 2023. Year-to-date adjusted EBITDA reached $50.4 million, or 20.4% of sales.

Net cash generated by operating activities totaled $11.9 million in the third quarter, which the Company used to fund capital expenditures and reduce its net debt, which declined by $9.0 million sequentially and by $20.3 from the end of the 2023 third quarter.

Christopher M. Zimmer, President and CEO, commented: “Our record performance in the third quarter continued to be driven by aerospace, with commercial aircraft engine demand especially strong.

“This is the sixth consecutive quarter that we have achieved profitable growth, which would not have been possible without the individual talents, efforts and commitment of every member of our team.

PLEASE NOTE: Due to the pending transaction with Aperam, Universal will not hold a third quarter earnings conference call or webcast.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., established in 1994 and headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company's products are used in a variety of industries, including aerospace, energy, and heavy equipment manufacturing. More information is available at www.univstainless.com.

Additional Information & Where to Find It

In connection with the transactions contemplated by the Merger Agreement, dated October 16, 2024 (the “Merger Agreement”), by and among Universal, Aperam US Holdco LLC, a Delaware limited liability company, and Aperam US Absolute LLC, a Delaware limited liability company (the “Transactions”), Universal intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form and other relevant documents. The definitive Proxy Statement will be mailed to Universal’s stockholders as of a record date to be established for voting on the Merger Agreement and will contain important information about the Transactions, the Merger Agreement and other related matters. This document is not a substitute for the Proxy Statement or any other relevant document which Universal may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF UNIVERSAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE CONTEMPLATED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, Aperam AND THE CONTEMPLATED TRANSACTIONS. Investors may obtain free copies of these materials (when they are available) and other documents filed by Universal with the SEC at the SEC’s website at www.sec.gov or from Universal at its website at investors.univstainless.com.

Participants in the Solicitation

Universal and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transactions. Information about the directors and executive officers of Universal, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2024, including under the headings “The Board of Directors,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Related Party Transactions.” To the extent holdings of Company Common Stock by the directors and executive officers of Universal have changed from the amounts of Company Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents (when available) are available free of charge as described in the preceding section. Other information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of proxies in connection with the Transactions will be set forth in Universal’s definitive Proxy Statement for its stockholder meeting at which the Merger Agreement will be submitted for approval by Universal’s stockholders.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “target,” “continue,” or variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to the ability of the parties to consummate the Transactions in a timely manner or at all; the satisfaction or waiver of the conditions to the closing the Transactions, including the failure to obtain antitrust or other regulatory approvals and clearances or approval of Universal’s stockholders; potential delays in consummating the Transactions; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; the possibility that competing offers or acquisition proposals for Universal will be made; Aperam’s ability to realize the anticipated benefits of the Transactions and integrate Universal’s business; the effect of the announcement or pendency of the Transactions on Universal’s and Aperam’s business relationships, operating results and business generally; significant transaction costs and unknown liabilities; and litigation or regulatory actions related to the Transactions.  In addition, the risks to which Universal’s business is subject, including those risks set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, and in Universal’s subsequent filings with the SEC, could adversely affect the Transactions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The forward-looking statements included in this communication are made only as of the date of this communication, and except as otherwise required by federal securities law, Universal does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. adjusted EBITDA excludes the effect of share-based compensation expense and noted special items such as impairments and costs or income related to special events such as periods of low activity or insurance claims. We believe that excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. These non-GAAP measures may not be entirely comparable to similarly titled measures used by other companies due to potential differences among calculation methodologies. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

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UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands; unaudited)	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023

Net income	$11,052	$1,930	$24,054	$2,313
Interest expense	1,724	2,073	5,545	6,020
Income taxes	2,426	300	5,544	419
Depreciation and amortization	5,265	4,882	15,445	14,525
EBITDA	20,467	9,185	50,588	23,277
Share-based compensation expense	577	336	1,551	1,008
NMTC gain	(2,292)	-	(2,292)	-
Acquisition costs	572	-	572	-
Adjusted EBITDA	$19,324	$9,521	$50,419	$24,285

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